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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of The B.F.Goodrich Company and Coltec Industries, Inc. that is made a part of the Registration Statement (Form S-4) of The B.F.Goodrich Company for the registration of 52,432,091 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of The B.F.Goodrich Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 3, 1999